                               AMENDMENT NO. 1 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEEMENT

         THIS EXHIBIT to the Investment Management Agreement dated December ___, 1999 (the Agreement") between DELAWARE GROUP EQUITY FUNDS III and DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust, amended as of the ___ day of December, 1999 to add Delaware American Services Fund, Delaware Large Cap Growth Fund, Delaware Research Fund and Delaware Technology and Innovation Fund, lists the Funds for which the Investment Manager provides investment management services pursuant to the Agreement, along with the management fee rate schedule for each Fund and the date on which the Agreement became effective for each Fund.

                                                                            Management Fee Schedule
                                                                             (as a percentage of
                                                                           average daily net assets)
Fund Name                              Effective Date                            Annual Rate
---------                              --------------                      -------------------------
Delaware American                     December ___, 1999                  0.75% on first $500 million
Services Fund                                                             0.70% on next $500 million
                                                                          0.65% on next $1.5 billion
                                                                          0.60% on assets in excess of
                                                                          $2.5 billion

Delaware Large Cap                    December ___, 1999                  0.65% on first $500 million
Growth Fund                                                               0.60% on next $500 million
                                                                          0.55% on next $1.5 billion
                                                                          0.50% on assets in excess of
                                                                          $2.5 billion

Delaware Research Fund                December ___, 1999                  1.00% on first $500 million
                                                                          0.95% on next $500 million
                                                                          0.90% on next $1.5 billion
                                                                          0.85% on assets in excess of
                                                                          $2.5 billion

Delaware Technology and               December ___, 1999                  0.75% on first $500 million
Innovation Fund                                                           0.70% on next $500 million
                                                                          0.65% on next $1.5 billion
                                                                          0.60% on assets in excess of
                                                                          $2.5 billion

Delaware Trend Fund                   December ___, 1999                  0.75% on first $500 million
                                                                          0.70% on next $500 million
                                                                          0.65% on next $1.5 billion
                                                                          0.60% on assets in excess of
                                                                          $2.5 billion

DELAWARE MANAGEMENT COMPANY,                     DELAWARE GROUP EQUITY FUNDS III
a series of Delaware Management Business Trust


By:______________________________                By:____________________________

Name:____________________________                Name:__________________________
Title:___________________________                Title:_________________________



Attest:__________________________                Attest:________________________



Name:____________________________                Name:__________________________
Title:___________________________                Title:_________________________



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